SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): November 25, 2002




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

In its Quarterly Report on Form 10-Q for the period ended September 30, 2002, that was filed on November 12, 2002 ("Third Quarter 10-Q"), the Company reported that it was investigating possible irregularities involving payments made by the Company's public utilities division for services or benefits that the Company did not receive. The payments do not involve the Company's current operations in Arizona, Vermont or The Gas Company in Hawaii. The Company, with the assistance of forensic specialists, outside auditors and counsel are continuing to investigate information relating to the payments and to date has identified a total of $7.8 million in payments for which Company did not receive benefits. These payments were reflected in the Company's financial statements as charges to earnings (primarily during 2002). The Company believes that a significant portion of this amount will be reimbursed by insurance or will be recouped.

Beginning on November 15, 2002, the Company has provided detailed information regarding the results of its investigation to federal prosecutors, including the names of two officers of the Company (Ken Cohen and Livingston Ross, who were the President and Chief Operating Officer of the Public Services Sector and the Vice President of Reporting and Audit, respectively) who approved the payments. The Company has been advised by federal prosecutors that these two officers have admitted their involvement in these schemes and the Company has terminated the employment of these individuals. On November 8, 2002, and November 18, 2002, the Company's Audit Committee met to receive and review interim reports on the status of the investigation. The Company has removed all approval and payment authority from its New Orleans office.

In connection with the investigation of these matters by federal officials, the Company is cooperating fully with the Office of the U.S. Attorney for the Southern District of New York and with the New York office of the Securities and Exchange Commission and has agreed with an SEC request that, in connection with an informal inquiry, the Company preserve financial, audit and accounting records.

Separately, as described in the Third Quarter 10-Q, the Company has continued to review our personnel levels in light of current and anticipated business conditions and operating performance. The review has resulted in a reduction in force affecting approximately 8% of the Company's employees in the telecommunications business. Most affected employees will be terminated by the end of 2002. The reduction will result in a charge to earnings for severance and related costs to be recognized in the fourth quarter of 2002 of approximately $15 to $16 million and is expected to provide annualized cost savings of approximately $25 to $30 million.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------------
                             Robert J. Larson
                             Vice President and Chief Accounting Officer

Date: November 25, 2002